UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe,	AZ	85288
(Address of principal executive offices)		(Zip Code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On October 31, 2023, Jonathan Jaffe provided a written notice to Opendoor Technologies Inc. (the “Company”) of his intent to resign from the Board of Directors (the “Board”), effective December 31, 2023. Mr. Jaffe’s resignation was not due to any disagreement with the Company, its management, or other members of the Board.

Appointment of Directors

On November 1, 2023, the Board approved the appointment of Dana Hamilton, effective immediately.  Ms. Hamilton was appointed as a Class I director for a term expiring at the Company’s 2024 annual meeting of stockholders. Ms. Hamilton was also appointed to the Audit Committee of the Board, effective immediately.

Prior to joining us, from December 2022 to March 2023, Ms. Hamilton was a Senior Advisor to Pretium Partners LLC, an alternative investment manager specializing in US real estate and credit assets. Prior to that, from April 2017 until December 2022, Ms. Hamilton was a Senior Managing Director and Head of Real Estate for Pretium, where she oversaw significant growth in Pretium’s single-family rental investment business. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate investment company, and has served as its President since October 2014.  Prior to founding Ameriton, from October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust.  Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, until its sale to AvalonBay and Equity Residential in 2013, where she held numerous roles during her tenure, including President – Europe and Executive Vice-President – National Operations.  Ms. Hamilton previously served as a director of Life Storage, Inc. until the company merged with Extra Space Storage Inc. in July 2023, and FelCor Lodging Trust Incorporated from April 2016 until September 2017, when the company was merged with RLJ Lodging Trust.  Ms. Hamilton earned her B.A. in Public Policy from Stanford University and her M.B.A. in Real Estate and Finance from the Haas School of Business at the University of California, Berkeley.

In connection with her appointment, Ms. Hamilton has entered into the Company’s standard form of indemnification agreement for directors and officers.

Ms. Hamilton will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy (the “Policy”), which provides for (i) an annual cash retainer of (a) $50,000 for serving on the Board and (b) $10,000 for her service as a member of the Company’s Audit Committee and (ii) an annual grant, on the date of the Company’s annual meeting of stockholders, of RSUs for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share (the “Annual Grant”) and that vests in a single installment on the earlier to occur of (a) the Company’s next annual meeting of stockholders or (b) the first anniversary of the date of grant of the Annual Grant, subject to the director’s continued service on the Board through such vesting date. Pursuant to the Policy, upon her appointment to the Board, Ms. Hamilton received a prorated Annual Grant of 52,777 RSUs on November 1, 2023.

Item 8.01.	Other Events.

On November 2, 2023, the Company issued a press release announcing the director departure and appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statement and Exhibits.

Exhibit	Description
No.
99.1	Press Release, dated November 2, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: November 2, 2023	By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Executive Officer

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